UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

May 30, 2019
 (Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
On May 30, 2019, John Wiley & Sons, Inc. (the “Company”) and certain of its subsidiaries, entered into the Third Amended and Restated Credit Agreement, with Bank of America, N.A. (“BOA”), as administrative agent, swing line lender, and L/C issuer, and the lenders, and other agents party thereto (hereinafter referred to as the “Restated Credit Agreement”). The Restated Credit Agreement amends and restates the Company’s original credit agreement with BOA, entered into on November 2, 2011, and previously amended on March 1, 2016.

The Restated Credit Agreement provides for senior unsecured credit facilities comprised of a five-year revolving credit facility in an aggregate principal amount up to $1.25 billion, and a five-year term loan A facility consisting of $250 million.  The revolving credit facility will mature on May 30, 2024.

The Restated Credit Agreement contains certain customary affirmative and negative covenants, including a financial covenant in the form of a consolidated net leverage ratio and consolidated interest coverage ratio.

On May 30, 2019, proceeds of (i) the term loan facility, (ii) borrowings under the revolving credit facility on such date were used to refinance that certain amended credit agreement, dated as of March 1, 2016, and to pay fees, costs and expenses. The Restated Credit Agreement will also be used for working capital needs, general corporate purposes and other purposes not prohibited by the Restated Credit Agreement. Immediately following the closing of the Restated Credit Agreement on May 30, 2019, $560.5 million was outstanding under the Restated Credit Agreement.

Some of the lenders under the Restated Credit Agreement and their affiliates have various relationships with the Company and its affiliates involving the provision of financial services, including cash management, commercial banking, and investment banking services. In addition, the Company and some of its affiliates may enter into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

The preceding description of the Restated Credit Agreement is a summary and is qualified in its entirety by reference to the full text of the Restated Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1     Third Amended and Restated Credit Agreement, dated as of May 30, 2019, among John Wiley & Sons, Inc., John Wiley & Sons Limited, John Wiley & Sons, GmbH, J. Wiley Limited, Wiley-VCH Verlag GmbH & Co. KGaA, Wiley Europe Investment Holdings Limited, and Blackwell Verlag GMBH, as borrowers, certain lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender, and L/C issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Brian A. Napack
Brian A. Napack
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President and Operations

Dated: June 5, 2019